                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        ------------------------------

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                            BANKAMERICA CAPITAL III
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  94-6702049
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

     c/o BankAmerica Corporation
     555 California Street
     San Francisco, California                             94104
(Address of Principal Executive Offices)                 (Zip Code)

                        ------------------------------


If this form relates to the          If this form relates to the registration of
registration of a class of           a class of debt securities and is to become
debt securities and is               effective simultaneously with the
effective upon filing pursuant       effectiveness of a concurrent registration
to General Instruction A(c)(1)       statement under the Securities Act of 1933
please check the following box. [_]  pursuant to General Instruction A(c)(2)
                                     please check the following box. [_]


Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                               (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of Each Class
                              to be so Registered
                             ---------------------

                   Floating Rate Capital Securities, Series 3

SF3-109903.1
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement on Form 8-A (this "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of 400,000 shares of Floating Rate Capital Securities, Series 3 (the "Preferred Securities") of BankAmerica Capital III, a Delaware business trust ("Capital III" or the "Registrant"). The Preferred Securities are being issued in connection with an underwritten offering. The description of the Preferred Securities to be registered hereunder is set forth under the caption "DESCRIPTION OF PREFERRED SECURITIES" in the Registration Statement on Form S-3 (Nos. 333-15559 and 333-15559-01 through -08) filed with the Commission on November 5, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on December 4, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement on Form S-3"), and is incorporated herein by reference.

          The form of prospectus, including the prospectus supplement dated as of January 15, 1997 filed with the Commission on January 17, 1997 pursuant to Rule 424(b) under the Act, shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

          1. The Certificate of Trust of Capital III, dated as of November 4, 1996, as filed in the office of the Secretary of State of the State of Delaware on November 4, 1996 (incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3).

          2. The Trust Agreement, dated as of November 4, 1996, among BankAmerica Corporation ("BAC"), as Depositor, and the trustee of Capital III named therein (incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3).

          3. The form of Amended and Restated Trust Agreement, among BAC, as Depositor, the trustees of the trust named therein, the administrative trustees of the trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the trust (the "Amended and Restated Trust Agreement") (incorporated by reference to Exhibit 4(w) to the Registration Statement on Form S-3).

          4. The form of Guarantee Agreement executed and delivered by BAC for the benefit of the holders, from time to time, of the Preferred Securities (incorporated by reference to Exhibit 4(y) to the Registration Statement on Form S-3).

          5. The form of Junior Subordinated Indenture between BAC and the trustee named therein pursuant to which BAC will issue Floating Rate Junior Subordinated Deferrable Interest Debentures, Series 3 (incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3).

          6. The form of Preferred Security Certificate (incorporated by reference to Exhibit 4(x) to the Registration Statement on Form S-3).




SF3-109903.1
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                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


February 5, 1997

                              BANKAMERICA CAPITAL III

                              By: BankAmerica Corporation,
                                  as Depositor


                                  By:     /s/ Shaun M. Maguire
                                     ---------------------------------
                                              Shaun M. Maguire
                                          Senior Vice President and
                                            Assistant Treasurer






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